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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 24, 1999, except for the fifth and sixth paragraphs of Note 8, as to which the date is April 29, 1999 in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-72999) and related Prospectus of Portal Software, Inc. for the registration of shares of its common stock.

                                             Ernst & Young LLP

Palo Alto, California

May 5, 1999